UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 11,  2006

Corning Natural Gas Corporation

(Exact name of registrant as specified in its charter)

New York	0-643	16-0397420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West William Street, Corning, New York 14830
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (607) 936-3755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Corning Natural Gas Corporation
Form 8-K

Item 1.01. Entry into Material Definitive Agreement.

On May 11, 2006, Corning Natural Gas Corporation (“Corning”) entered into an Agreement and Plan of Merger  (the “Merger Agreement”) with C&T Enterprises, Inc. (“C&T”) and C&T Acquisition, Inc. (“Merger Sub”). Pursuant to the Merger Agreement  Corning will be merged with Merger Sub and C&T will pay to the holders of Corning’s common stock $6.94 million in cash at closing, plus an amount equal to cash on the books of Corning’s subsidiary at the time of Closing. The purchase price is subject to other potential upward and downward adjustments. On a net basis all the potential adjustments are presently expected to result in a change in C&T’s total payment of between a $550,000 decrease and a $2,000,000 increase. Based on all such potential adjustments, the price per share of Corning common stock is presently expected to range from between $12.63 and $17.66. However, the actual purchase price will not be known until Closing and could be outside the presently projected range based on future facts and circumstances.

The companies anticipate that the transaction can be completed before year end, subject to customary closing conditions, including,  regulatory approvals, Corning obtaining renewal franchise agreements, approval by Corning’s shareholders and the absence of any event having a materially adverse effect on Corning.

The preceding description of the terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Merger Agreement that has been filed herewith as Exhibit 10.1 and is incorporated herein by reference.

On May 11, 2006 and May 16, 2006, Corning issued  press releases relating to the Merger Agreement and the transaction contemplated by the Merger Agreement. The press releases have been filed herewith as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Exhibit Description
10.1	Agreement and Plan of Merger, dated May 11, 2006, by and among Corning Natural Gas Corporation, C&T Enterprises, Inc. and C&T Acquisition, Inc. (excluding Schedules).
99.1	Press Release dated May 11, 2006, announcing the agreement by Corning Natural Gas Corporation and C&T to merge.
99.2	Press Release dated May 16, 2006, announcing the agreement by Corning Natural Gas Corporation and C&T to merge.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Natural Gas Corporation

Date: May 17, 2006	By:	/s/ THOMAS K. BARRY
Thomas K. Barry
Chairman and Chief Executive Officer

	By:	/s/ KENNETH J. ROBINSON
K. James Robinson
Chief Financial Officer